PURCHASE AGREEMENT
                          Super 8 Motel
                      Hot Springs, Arkansas


This AGREEMENT, entered into effective as of the 25 of July, 1995.


l. Parties. Seller is AEI Real Estate Fund XV Limited Partnership and AEI Real Estate Fund XVI Limited Partnership ("Seller"), Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property") Buyer is Motel Developers, Inc. ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, and is sold along with all easements and rights appurtenant thereto ("Real Property") and any interest that Seller has in fixtures and equipment including as set forth on Exhibit B attached hereto (collectively referred to as "Property") subject to all easements, convenants, conditions, restrictions and agreements of record which were in existence at the time Seller took ownership of the Entire Property, and, if any, those which Lessee (defined below) has permitted, created, or suffered to accrue, including but not limited to those items set forth on Exhibit C attached hereto ("Permitted Exceptions").


3.  Purchase  Price  . The purchase price for  this  Property  is
$1,360,000, all cash, based on the following terms:

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a)  When this agreement is executed, Buyer will pay $10,000
     ("First Payment") to be deposited into Escrow along with the execution of the purchase agreement.

     (b)  Balance   of  purchase  price,  $1,350,000,   ("Second
     Payment") to be deposited into escrow on or before closing.

5.  Closing Date. Escrow shall close on or before September 15, 1995.

6.  Contingencies:   This  Agreement  is  subject  to  the
    following contingencies and if they cannot be satisfied or waived in writing by Buyer within sixty (60) days of this Agreement, then this Agreement shall be null and void, at the sole election of Buyer pursuant to a written notice of termination, sent by certified mail to Seller, return receipt requested, prior to the end of the sixtieth day. At said time of termination neither party shall be liable for damages hereunder.

    (a) Buyer's satisfaction with the results of a physical inspection of the Property including soil tests and any other review or testing which Buyer determines to undertake. If the Inspection discloses any conditions which are unacceptable to Buyer, Buyer shall have the right to terminate this agreement.


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs, AR



    (b)  Buyer's  satisfaction  with  environmental  assessment
    ("Assessment"). The cost of such Assessment shall be the Buyer's responsibility.

    (c) Buyer's procurement of financing, acceptable to Buyer in its sole description, in an amount of the Purchase Price for the purchase of the Property.

    (d) Estoppel Cerificate completed within 30 days of closing, certifying as to the lease commencement date, rent, and that Seller is in compliance with its obligations under the lease, signed by the tenant, or, if not obtained by the Closing Date, Seller may certify to the same.

    (e) Seller shall provide Buyer with copies of any post completion improvements's survey or any environmental report in its possession.

    Seller shall provide Buyer with an affidavit under penalty of perjury, that Seller is not a "foreign person".

    Buyer acknowledges that any of above documents provided and to be provided by Seller with respect to the Property including any documents provided by any lessee or guarantors was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or
(b) makes any representations as to the accuracy or completeness of such information.

      Buyer may cancel this agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the sixty day review period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else, arising out of this agreement.

      Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property unless Buyer makes the Second Payment when required. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies to Buyer's obligations hereunder will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds paid to seller upon acceptance of this agreement.

8. Title Examination. Seller shall, within thirty (30) days after the date of this Agreement, furnish to Buyer, a commitment ("Title Commitment") for an ALTA 1990 Owner's Policy of Title insurance to be issued by a title company reasonable satisfactory to Buyer insuring title to the Property. Since the title company does not separate the cost of the title commitment and the


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs, AR



Premium for an Owner's title policy, Seller agrees to pay $1,000 of the total cost of title commitment and policy, to be credited to Buyer at closing if Buyer shall in fact purchase an Owner's Policy. The Title Commitment will contain updated judgment and lien searches deleting standard exceptions subject to the Permitted Exceptions, at no additional cost to Seller, and to be subject to current real estate property taxes and assessments, survey exceptions; and other items of record disclosed to Buyer during the contingency period and will be in the amount of the Purchase Price.

Within ten (10) business days after receiving the Title Commitment, Buyer will make written objections ("Objections") to issues of insurability or marketability raised by the title evidence. Buyer's failure to make Objections within such time period will constitute waiver of the Objections. Seller will have sixty (60) days after receipt of the Objections to cure the Objections,(and make title insurable over any marketability objections of Buyer) during which period the Closing will be postponed as necessary. If the objections are not cured within such sixty (60) day period, Buyer will have the option to (i) terminate the Agreement and receive a refund of the First Payment and the interest accrued and unpaid on the First Payment, if any, or (ii) waive the Objections and proceed to close.

9. Closing Costs. Seller will pay $1.10 per $1,000 of the deed stamp or documentary taxes and one-half of escrow fees, and any brokerage commissions payable. Seller will pay $1,000 towards the cost of: issuing the title commitment and the title insurance premium for an Owner's policy. Buyer will pay all recording fees, one-half of the escrow fees, and $2.20 per $1,000 deed stamp or documentary taxes, and the cost of an update to the Survey in Seller's possession (if an update is required by Buyer). Each party will pay its own attorneys' fees and costs to document and close of this transaction.

10.  Real Estate Taxes, Special Assessments and Prorations.

     (a) Because the Entire Property is subject to a triple net lease and Seller holds no escrow for such taxes, the parties acknowledge that there shall be no need for actual real estate tax proration including levied or pending special assessments. Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing. (Except to the extent said expenses are payable by Lessee under its lease).

11.  Sellers Representations and Warranties.

     (a) Seller owns good and marketable title to the Property free and clear of all liens and encumbrances except for those Permitted Exceptions from title commitment, and has proper authority of all necessary parties to sell the Property.


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs, AR



     (b) To the best of Seller's knowledge: there is no action, litigation, investigation, condemnation or proceedings of any kind pending or threatened against Seller with regard to the Property, or any portion of the Property nor are there any present violations of any public or private restrictions relating to the use or improvements of the Property.

     (c) To the best of Seller's knowledge: as of the date of closing all payments will have been made for all labor and/or materials furnished to the Property by or on behalf of Seller.

     (d) To the best of Seller's knowledge: Seller has not used or stored hazardous or regulated substances, wastes, pollutants or contaminants or petroleum products on the Property nor has Seller discharged or released any such substances on the Property, including but not limited to, underground injection of such substances in violation of any federal, state, or local environmental law, ordinance, rule or regulation. To the best of Seller's knowledge, no other party is engaged in any such use storage, discharge or release. To the best of Seller's knowledge there is no proceeding or inquiry by any government authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property.

     (e) To the best of Seller's knowledge: the Property is usable for its current uses as permitted uses, without variances and without violating any federal, state, local or other governmental building, zoning, health, safety, platting, subdivision, or other law, ordinance or regulation or any applicable private restrictions or easement, and Seller is not aware of any citation, order, violation issued or threatened by any governmental agency or individual with respect to any of the foregoing.

     (f) To the best of Seller's knowledge: there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (g) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (h) Seller has no obligation to construct or repair any improvements thereon or to perform any act regarding the Property, except as expressly provided herein.


     (i) Except for the lease in existence between Seller and Motel Developers, Inc., Seller is not aware of any other leases for the Property.

     Seller will indemnify and hold Buyer, its successors and assigns, harmless from and against any expenses or damages to Buyer incurred as a result of Seller's representations


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs, AR


     made in this paragraph. Except as herein expressly stated, Buyer is purchasing the Property, based upon its own investigation and inquiry and is not relying on any representation of Seller or other person and is agreeing to purchase the Property "as is" subject to the conditions of examination herein set forth in the express warranties herein contained. Seller's representations and warranties specifically survive closing for a period of twelve (12) months from the date of closing.


12.  Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed warranty deed subject to Permitted Exceptions conveying insurable title of the Property and a Quit Claim Bill of Sale to any personal property interests of Seller in personalty on the Property, to Buyer, and shall deliver to buyer an Estoppel Certificate as defined on page 2.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

     (d) Standard form affidavit by Seller indicating that, to the best of Seller's knowledge, on the date of closing there are no outstanding or unsatisfied judgments, tax liens or bankruptcies against or involving Seller, or the Property; that there has been no skill, labor and materials furnished to the Property (other than at the request of Buyer) for which payment has not been made or for which mechanics liens could be filed; that there are no other unrecorded interests in the property.

     (e) any affidavits or statements required by Arkansas statutes regarding storage tanks or well disclosure.

     (f) A non-Foreign Affidavit properly executed in recordable form containing such information as required by IRS 1445(b)
     (2) and its regulations.

13.   Defaults.   If Buyer defaults under this Agreement,  Seller
shall have the right to terminate this Agreement by giving fifteen (15) days written notice to Buyer. If Buyer fails to cure such default within fifteen (15) days of the date of such


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs, AR


notice, this Agreement will terminate, and upon such termination, and Seller shall retain the First Payment and Extension Payment, if made, time being of the essence of this Agreement. If Seller defaults under this Agreement, Buyer may terminate this Agreement by giving fifteen (15) days written notice to Seller. If Seller fails to cure such default within said fifteen (15) days of the date of such notice, this Agreement shall terminate and Escrow Agent shall return all earnest money and any interest accrued thereon to Buyer. Notwithstanding the foregoing, Buyer may elect to seek and recover from Seller specific performance of this Agreement.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, and demonstrated reasonable evidence of Buyer's ability to produce the Second Payment, and performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any punitive consequential or speculative damages arising out of any default by Seller hereunder.

14.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.



Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs, AR



15.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within twenty (20) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any twenty-day period provided for above in this
     Subparagraph 15a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding, subject to rights of any Tenant of the Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 15a or 15b, the Earnest Money shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

16.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by September 15, 1995, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it hereunder, or terminate this Agreement.


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs,AR


     While time is of the essence in this transaction, if this escrow has not closed by Septemer 15, 1995, if through no fault of the Seller, Buyer may extend the closing date until November 15, 1995 by submitting to Seller by September 15, 1995 a $15,000 payment ("Extension Payment") to be credited toward purchase price, and said Extension Payment shall both be released to Seller and become non-refundable, though credited against the Purchase Price should the escrow close. If this escrow has not closed by the applicable extension date, through no fault of Seller, Seller may either terminate this agreement, or exercise any remedy available to it at law or equity.

     (c) Funds to be deposited or paid by Buyer will be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Net Lease Income & Growth Fund XIX Limited Partnership 1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          Attention:  Jim Flannery
          17800 Excelsior Blvd.
          Minnetonka, MN  55345

      Buyer and its duly authorized agents shall have the right during the period from the date of this Agreement to closing, to enter in and upon the Property in order to complete the inspection, assessment, measurements, soil tests and other tests that Buyer shall deem necessary. Buyer agrees to repair any resulting damage to the property and to indemnify, hold harmless and defend Seller from any and all claims by third persons of any nature whatsoever arising from Buyer's right of entry hereunder, including all actions, suits, proceedings, demands, assessments, costs, expenses and attorneys' fees.

      Buyer  is submitting this offer by signing a copy  of  this offer  and  delivering it to Seller along with the $10,000  First
Payment.   Seller  has  five (5) business days  within  which  to
accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.


Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs,AR




BUYER: Motel Developers, Inc.


     By: /s/ James Flannery Pres
            James Flannery, President

SELLER: AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By: AEI Fund Management 86-A, Inc., its corporate general
partner

     By: /s/ Robert P. Johnson
            Robert P. Johnson, President

         AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By: AEI Fund Management XVI, Inc., its corporate  general
partner

     By: /s/ Robert P. Johnson
            Robert P. Johnson, President






Buyer Initial: J.F.
Purchase Agreement for Super 8 Motel, Hot Springs,AR


                          EXHIBIT "A"


Commence at the Southwest Corner of the S 1/2, NE 1/4 of Section 25, T-3-S, R-20-W, Hot Springs, Garland County, Arkansas, thence N 02 degrees 03' 00" E along the West line of S 1/2, NE 1/4 for 584.72' to a found 1 1/2" solid iron pin as referenced in survey by K. L. Camble, Ark. No. 593, thence S 84 degrees 09' 00" E for 1660.45' to the P.O.B., where found a steel spindle 1.65' South. Thence continue S 84 degrees 09' 00" E for 154.98' where found a 1/2" rebar 1.30 South of line, thence continue S 84 degrees 09' 00" E for 108.27' to a found rail road spike located at the West R-O-W line of State Hwy. No. 7. Thence along the curve of the R-O-W, said curve containing elements:
R=786.18',  = 12 degrees-06'-31" RT., L-ARC=166.03'with chord N
14 degrees 57' 41" E for 165.72' to a found iron pin & cap set by Steve Hankins. Thence N 83 degrees 35' 47" W for 287.97' to a found iron, thence S 06 degrees 23' 10" W for 166.47' to the P.O.B.






                            EXHIBIT B

1.   Milnor Washer, 30015N4E-AAU, Serial No. 5047207

2.   Huebsch Dryer, Serial No. STLK602556VE






                            EXHIBIT C


Taxes and assessments for the year 1987 and subsequent years, not yet delinquent. Parcel No. 001-26062-000.

Taxes and assessments for the year 1988 and subsequent years, not yet delinquent, for Improvement District #S-020 and #W-017.

Easement granted to Southwestern Bell Telephone Company by instrument dated August 16, 1979 and recorded in Book 915 at Page
461 of the Deed and Mortgage Records of Garland County, Arkansas.

Easement granted to Hot Springs Municipal Sewer System by instrument dated February 13, 1981 and recorded in Book 993 at Page 562 of the Deed and Mortgage Records of Garland County,
Arkansas.

A 15 foot Easement for a road along the South side of the insured tract reserved in the Correction Warranty Deed dated July 15, 1987 correcting the original Warranty Deed dated the 5th day of March, 1987 and filed in Book 1228 at page 920 of the Deed and Mortgage Records of Garland County, Arkansas. The rights of adjoining property owners with respect to the easement are clarified in an Easement Agreement dated March 4, 1987 and filed March 6, 1987 in Book 1212 at Page 314 of the Deed and Mortgage Records of Garland County, Arkansas.

Subject to Agreement to construct and maintain physical barrier dated July 15, 1987 between Llewellyn Smith and Rita Smith and
Motel Developers, filed in Book 1228 at page 948 of the Deed and Mortgage Records of Garland County, Arkansas.

Subject to a 5' Easement reserved by Llewellyn Smith and Rita Smith in the Correction Warranty Deed dated July 15, 1987, correcting the original Warranty Deed dated March 5th, 1987, and filed in Book 1228 at Page 920 along the West side of the Tract herein conveyed to provide Llewellyn Smith and Rita Smith, their heirs, successors and assigns the right to enter upon the herein reserved easement for the purpose of repairing and maintaining those portions of the mini-storage warehouses owned by Llewellyn Smith and Rita Smith which are adjacent to the West property line of the property herein conveyed to Motel Developers.

Subject to a Sign Easement reserved in the Correction Warranty Deed dated July 15, 1987 correcting the original Warranty Deed dated March 5, 1987 and filed in Book 1228 at Page 920 of the Deed and Mortgagte Records of Garland County, Arkansas, described as follows: Begin at a point 3.5 feet West and 21.5 feet North of the SE corner of said property; thence North 84 degrees 09 minutes 00 seconds West along the center of an easement 10.0 feet wide for 10.0 feet to a point 21.5 feet North of the South line of said property.

Subject to a sewer line easement retained by Llewellyn B. Smith and Rita F. Smith in the Correction Warranty Deed dated July 15, 1987, correcting the original Warranty Deed dated March 5, 1987, and filed in Book 1228 at Page 920 of the Deed and Mortgage Records of Garland County, Arkansas, over said property described for the purpose of sewage disposal, said easement extending to a manhole that is 46.0 feet North of the Southeast corner of said property.

Subject to overhead power lines, buried electric power lines, and buried water service lines, as shown on survey dated November 30, 1987 and prepared by Don Michael Brady, RLS #1024.